Exhibit 99.1

RELEASE 8:00 AM – October 23, 2013

CONTACT:	Susan Munhall, Investor Relations
Hudson City Bancorp, Inc.
West 80 Century Road, Paramus, New Jersey 07652
TELEPHONE:	(201) 967-8290
E-MAIL:	smunhall@hcsbnj.com

HUDSON CITY BANCORP, INC. REPORTS QUARTERLY EARNINGS OF $42.7 MILLION

DECLARED QUARTERLY CASH DIVIDEND OF $0.04 PER SHARE

Paramus, New Jersey, October 23, 2013 - Hudson City Bancorp, Inc. (NASDAQ: HCBK) (the “Company”), the holding company for Hudson City Savings Bank (the “Bank”), reported today net income of $42.7 million for the quarter ended September 30, 2013 as compared to net income of $55.9 million for the quarter ended September 30, 2012. Diluted earnings per share amounted to $0.09 for the third quarter of 2013 as compared to diluted earnings per share of $0.10 for the linked second quarter of 2013 and $0.11 for the third quarter of 2012. For the nine months ended September 30, 2013, the Company reported net income of $139.4 million as compared to net income of $201.2 million for the same period in 2012. Diluted earnings per share were $0.28 for the nine months ended September 30, 2013 as compared to diluted earnings per share of $0.41 for the same period in 2012.

The Company also reported today that the Board of Directors declared a quarterly cash dividend of $0.04 per share payable on November 29, 2013 to shareholders of record on November 8, 2013.

Financial highlights for the third quarter of 2013 are as follows:

•	The Bank’s Tier 1 leverage capital ratio increased to 10.57% at September 30, 2013 as compared to 10.09% at December 31, 2012.

•	Non-performing loans decreased $91.3 million to $1.07 billion at September 30, 2013 as compared to $1.16 billion at December 31, 2012. Early stage loan delinquencies (defined as loans that are 30 to 89 days delinquent) decreased $159.7 million to $473.4 million at September 30, 2013 from $633.1 million at December 31, 2012.

•	The provision for loan losses was $4.0 million for the third quarter of 2013 as compared to $20.0 million for the third quarter of 2012 reflecting decreases in total delinquent loans and total loans.

•	Our interest rate spread and net interest margin were 1.22% and 1.48%, respectively, for the third quarter of 2013 as compared to 1.80% and 2.02%, respectively, for the third quarter of 2012. For the linked second quarter of 2013, our interest rate spread and net interest margin were 1.38% and 1.64%, respectively.

•	Federal funds sold and other overnight deposits increased $2.94 billion from $656.9 million at December 31, 2012 to $3.60 billion at September 30, 2013 primarily due to repayments of mortgage-related assets.

•	Total deposits decreased $1.40 billion, or 6.0%, to $22.08 billion at September 30, 2013 from $23.48 billion at December 31, 2012 due to our decision to maintain lower deposit rates allowing us to control deposit reductions at a time when we are experiencing excess liquidity from prepayment activity on mortgage-related assets and limited investment opportunities with attractive yields.

•	As previously announced, on August 27, 2012, the Company entered into a definitive agreement with M&T Bank Corporation (“M&T”) and Wilmington Trust Corporation (“Merger Sub”), a wholly owned subsidiary of M&T, providing for the merger of the Company with and into Merger Sub (the “Merger”), with Merger Sub as the surviving entity. As part of the Merger, the Bank will merge with and into Manufacturers and Traders Trust Company. The Merger remains subject to the receipt of the required regulatory approvals and other customary closing conditions. On April 12, 2013, M&T and the Company announced that additional time will be required to obtain a regulatory determination on the applications necessary to complete the proposed Merger. M&T and the Company extended the date after which either party may elect to terminate the merger agreement, if the Merger has not yet been completed, from August 27, 2013 to January 31, 2014, but there can be no assurances that the Merger will be completed by that date.

Ronald E. Hermance, Jr., the Company’s Chairman and Chief Executive Officer commented, “Market interest rates have increased since May 2013 with the 10 year Treasury yields increasing almost 100 basis points. This increase in market interest rates resulted in slightly fewer mortgage repayments than in recent quarters although the size of our mortgage portfolio continued to decrease during the third quarter. The average interest rate for a thirty-year fixed rate mortgage has declined since the beginning of September when it was at its highest point in two years. Notwithstanding the recent increase, market interest rates are still too low to compel us to pursue balance sheet growth.”

Mr. Hermance continued, “Our asset quality continues to improve. Total non-performing loans decreased $41.0 million and early stage delinquencies decreased $73.6 million during the third quarter of 2013. Total delinquencies have decreased $251.1 million since December 31, 2012. Almost a year ago, our market area was severely impacted by Hurricane Sandy. During the fourth quarter of 2012, we increased our loan loss provision by $5.0 million based on our estimated loss exposure to mortgage loans located in the areas most affected by the storm. We are happy to report that storm-related losses on our mortgage loan portfolio were less than $1.0 million dollars.”

Statement of Financial Condition Summary

Total assets decreased $1.41 billion, or 3.5%, to $39.19 billion at September 30, 2013 from $40.60 billion at December 31, 2012. The decrease in total assets reflected a $2.53 billion decrease in net loans, a $1.33 billion decrease in total mortgage-backed securities and a $298.6 million decrease in other assets, partially offset by a $2.89 billion increase in cash and cash equivalents.

Net loans amounted to $24.36 billion at September 30, 2013 as compared to $26.89 billion at December 31, 2012. During the first nine months of 2013, our loan production (origination and purchases) amounted to $2.93 billion as compared to $3.92 billion for the same period in 2012. Loan production was offset by principal repayments of $5.32 billion in the first nine months of 2013, as compared to $5.38 billion for the first nine months of 2012. Loan production declined during the first nine months of 2013 which reflects our limited appetite for adding long-term fixed-rate mortgage loans in the current low market interest rate environment. The decrease in net loans was also due to continued elevated levels of refinancing activity caused by low market interest rates.

Total mortgage-backed securities decreased $1.33 billion to $9.69 billion at September 30, 2013 from $11.02 billion at December 31, 2012. The decrease in mortgage-backed securities reflected continued elevated levels of repayments. Repayments amounted to $2.66 billion for the first nine months of 2013 as compared to $2.73 billion for the same period in 2012. Repayments were partially offset by purchases of $1.67 billion of mortgage-backed securities issued by U.S. government-sponsored entities (“GSEs”) during the first nine months of 2013. Additionally, there were sales of mortgage-backed securities with an amortized cost of $150.3 million during the first nine months of 2013.

Total cash and cash equivalents increased $2.89 billion to $3.72 billion at September 30, 2013 as compared to $828.0 million at December 31, 2012. This increase is primarily due to continued elevated levels of repayments on mortgage-related assets and the lack of attractive reinvestment opportunities in the current low interest rate environment as available short term reinvestment opportunities continue to carry low yields, and medium and longer term opportunities are creating more significant duration risk at relatively low yields despite the recent increase in rates. In addition, during the first nine months of 2013 we received additional cash from previously accrued tax refunds of $364.9 million. Other assets decreased $298.6 million to $381.3 million at September 30, 2013 from $679.9 million at December 31, 2012 due primarily to the receipt of the accrued tax refund as noted above.

Total liabilities decreased $1.40 billion, or 3.9%, to $34.50 billion at September 30, 2013 from $35.90 billion at December 31, 2012 due entirely to a decrease in deposits. The decrease in deposits reflects our decision to maintain lower deposit rates allowing us to control deposit reductions at a time when we are experiencing excess liquidity from prepayment activity on mortgage-related assets and limited investment opportunities with attractive yields.

Total shareholders’ equity decreased $10.7 million to $4.69 billion at September 30, 2013 from $4.70 billion at December 31, 2012. The decrease was primarily due to an $85.9 million change in accumulated other comprehensive loss and cash dividends paid to common shareholders of $79.6 million. The decrease was partially offset by net income of $139.4 million for the nine months ended September 30, 2013. At September 30, 2013, our consolidated shareholders’ equity to asset ratio was 11.97% and our tangible book value per share was $9.11.

Accumulated other comprehensive loss amounted to $15.9 million at September 30, 2013 as compared to accumulated other comprehensive income of $70.0 million at December 31, 2012. The resulting $85.9 million change in accumulated other comprehensive loss primarily reflects a decrease in the net unrealized gain on securities available for sale at September 30, 2013 as compared to December 31, 2012, due primarily to an increase in market interest rates during the first nine months of 2013 as well as a decrease in the size of our available for sale securities portfolio.

Statement of Income Summary

The Federal Open Market Committee of the Board of Governors of the Federal Reserve System (the “FOMC”) noted that economic activity has been expanding at a moderate pace. The FOMC noted that some indicators of labor market conditions have shown further improvement in recent months, but the unemployment rate remains elevated. Household spending and business fixed investment advanced, and the housing sector has been strengthening, but mortgage rates have risen further and fiscal policy is restraining economic growth. Apart from fluctuations due to changes in energy prices, inflation has been running below the FOMC’s longer-run objective, but longer-term inflation expectations have remained stable. The national unemployment rate decreased to 7.2% in September 2013 from 7.8% in December 2012 and 7.8% in September 2012. The FOMC decided to maintain the overnight lending target rate at zero to 0.25% during the third quarter of 2013 and stated that exceptionally low levels for the federal funds rate will be appropriate for at least as long as the unemployment rate remains above 6.5%, inflation in the one to two year timeframe is projected to be no more than a half percentage point above the FOMC’s 2% longer-run goal, and longer-term inflation expectations continue to be well anchored.

The FOMC continued its accommodative monetary policy by purchasing additional agency mortgage-backed securities at $40.0 billion per month and longer-term Treasury securities at a pace of $45.0 billion per month to ensure that inflation is at the rate most consistent with its dual mandate regarding both inflation and unemployment.

Net interest income decreased $63.9 million, or 31.4%, to $139.4 million for the third quarter of 2013 from $203.3 million for the third quarter of 2012 reflecting the overall decrease in the average balance of interest-earning assets and interest-bearing liabilities, the continued low interest rate environment and an increase in the average balance of Federal funds sold and other overnight deposits. Our interest rate spread decreased to 1.22% for the third quarter of 2013 as compared to 1.38% for the linked second quarter of 2013 and 1.80% for the third quarter of 2012. Our net interest margin was 1.48% for the third quarter of 2013 as compared 1.64% for the linked second quarter of 2013 and 2.02% for the third quarter of 2012.

Net interest income decreased $185.1 million, or 28.0%, to $476.6 million for the first nine months of 2013 as compared to $661.7 million for the first nine months of 2012. Our interest rate spread decreased 50 basis points to 1.41% for the nine months ended September 30, 2013 as compared to 1.91% for the nine months ended September 30, 2012. Our net interest margin decreased 46 basis points to 1.65% for the nine months ended September 30, 2013 as compared to 2.11% for same period in 2012. The decrease in our interest rate spread and net interest margin for the three and nine month periods ended September 30, 2013 is primarily due to repayments of higher yielding assets due to the low interest rate environment and an increase in the average balance of Federal funds sold and other overnight deposits.

Total interest and dividend income for the third quarter of 2013 decreased $79.1 million, or 19.5%, to $326.3 million from $405.4 million for the third quarter of 2012. The decrease in total interest and dividend income was due to a decrease in the average balance of total interest-earning assets of $2.53 billion, or 6.2%, to $38.49 billion for the third quarter of 2013 from $41.02 billion for the third quarter of 2012 as well as a decrease in the annualized weighted-average yield on total interest earning assets. The decrease in the average balance of total interest-earning assets was due primarily to repayments of mortgage-related assets during the first nine months of 2013 as a result of the low interest rate environment and our decision not to reinvest in low yielding, long term assets. The annualized weighted-average yield on total interest-earning assets was 3.39% for the third quarter of 2013 as compared 3.95% for the third quarter in 2012. The decrease in the weighted average yield of interest-earning assets was due to lower market interest rates earned on mortgage-related assets and a $2.88 billion increase in the average balance of Federal funds and other overnight deposits to $3.22 billion which had an average yield of 0.23% during the third quarter of 2013.

Total interest and dividend income for the nine months ended September 30, 2013 decreased $245.0 million, or 19.1%, to $1.04 billion from $1.28 billion for the nine months ended September 30, 2012. The decrease in total interest and dividend income was primarily due to a $3.28 billion, or 7.8%, decrease in the average balance of total interest-earning assets to $38.88 billion for the nine months ended September 30, 2013 from $42.16 billion for the same period in 2012. The decrease in total interest and dividend income was also due to a decrease of 49 basis points in the annualized weighted-average yield on total interest-earning assets to 3.57% for the nine months ended September 30, 2013 from 4.06% for the same period in 2012.

Interest on first mortgage loans decreased $54.7 million, or 17.0%, to $266.3 million for the third quarter of 2013 from $321.0 million for the third quarter of 2012. This was primarily due to a $3.14 billion decrease in the average balance of first mortgage loans to $24.38 billion for the third quarter of 2013 from $27.52 billion for the same quarter in 2012. The decrease in interest income on mortgage loans was also due to a 30 basis point decrease in the annualized weighted-average yield to 4.37% for the third quarter of 2013 from 4.67% for the third quarter of 2012.

For the nine months ended September 30, 2013, interest on first mortgage loans decreased $155.1 million, or 15.5%, to $844.6 million from $999.7 million for the nine months ended September 30, 2012. This was primarily due to a $2.75 billion decrease in the average balance of first mortgage loans to $25.25 billion for the nine months ended September 30, 2013 from $28.00 billion for the nine months ended September 30, 2012. The decrease in interest income on mortgage loans was also due to a 30 basis point decrease in the annualized weighted-average yield to 4.46% for the nine months ended September 30, 2013 from 4.76% for the nine months ended September 30, 2012.

The decrease in the average yield earned on first mortgage loans during the three and nine month periods ended September 30, 2013 was due to continued mortgage refinancing activity and the rates on newly originated mortgage loans which have been below the average yield on our portfolio, reflecting the continuation of low market rates. Consequently, the average yield on our loan portfolio continued to decline in the third quarter of 2013. Refinancing activity, which resulted in continued elevated levels of loan repayments, also caused the average balance of our first mortgage loans to decline for those same periods as our loan production decreased reflecting our low appetite for adding long-term fixed-rate mortgage loans in the current low interest rate environment.

Interest on mortgage-backed securities decreased $22.3 million to $50.9 million for the third quarter of 2013 from $73.2 million for the third quarter of 2012. This decrease was due primarily to a $2.06 billion decrease in the average balance of mortgage-backed securities to $9.97 billion for the third quarter of 2013 from $12.03 billion for the third quarter of 2012. The decrease in interest on mortgage-backed securities was also due to a 40 basis point decrease in the annualized weighted-average yield to 2.04% for the third quarter of 2013 from 2.44% for the third quarter of 2012.

Interest on mortgage-backed securities decreased $82.1 million to $164.5 million for the nine months ended September 30, 2013 from $246.6 million for the nine months ended September 30, 2012. This decrease was due primarily to a $2.36 billion decrease in the average balance of mortgage-backed securities to $9.99 billion during the first nine months of 2013 from $12.35 billion for the same period in 2012. The decrease in interest on mortgage-backed securities was also due to a 46 basis point decrease in the annualized weighted-average yield to 2.20% for the first nine months of 2013 from 2.66% for the first nine months of 2012.

The decrease in the average yield earned on mortgage-backed securities during the three and nine month periods ended September 30, 2013 was a result of principal repayments on securities that have higher yields than the existing portfolio as well as the re-pricing of variable rate mortgage-backed securities in this continued low interest rate environment. The decrease in the average balance of mortgage-backed securities during these same periods was due primarily to elevated levels of principal repayments in the current low interest rate environment.

Interest on investment securities decreased $1.5 million to $1.4 million for the third quarter of 2013 as compared to $2.9 million for the third quarter of 2012. This decrease was due to a 100 basis point decrease in the annualized weighted-average yield to 1.60% for the third quarter of 2013 from 2.60% for the third quarter of 2012. The decrease in the average yield earned reflects current market interest rates. This decrease in interest on investment securities was also due to a $109.0 million decrease in the average balance of investment securities to $344.1 million for the third quarter of 2013 as compared to $453.1 million for the third quarter of 2012. The decrease in the average balance of investment securities was due to the sale of corporate bonds with an amortized cost of $405.7 million partially offset by the purchase of $298.0 million of GSE securities.

For the nine months ended September 30, 2013, interest on investment securities decreased $1.4 million to $7.3 million as compared to $8.7 million for the nine months ended September 30, 2012. This decrease was due to a 54 basis point decrease in the annualized weighted-average yield to 2.20% for the first nine months of 2013 from 2.74% for the same period in 2012. The decrease in the average yield earned reflects current market interest rates. This decrease was partially offset by a $15.8 million increase in the average balance of investment securities to $439.1 million for the first nine months of 2013 as compared to $423.3 million for the first nine months of 2012.

Dividends on FHLB stock decreased $1.4 million, or 28.6%, to $3.5 million for the third quarter of 2013 as compared to $4.9 million for the third quarter of 2012. This decrease was due primarily to a 79 basis point decrease in the average dividend yield earned to 3.99% for the third quarter of 2013 from 4.78% for the third quarter of 2012. Additionally, there was a $59.2 million decrease in the average balance of FHLB stock to $347.1 million for the third quarter of 2013 from $406.3 million for the third quarter of 2012.

Dividends on FHLB stock decreased $7.7 million, or 40.7%, to $11.2 million for the nine months ended September 30, 2013 from $18.9 million for the comparable period in 2012. The decrease was primarily due to a 140 basis point decrease in the average dividend yield earned to 4.26% from 5.66% for the first nine months of 2012. In addition, there was a $94.7 million decrease in the average balance of FHLB stock to $350.4 million for the first nine months of 2013 as compared to $445.1 million for the same period in 2012.

The decrease in the average balance of FHLB stock for the three and nine month periods ended September 30, 2013 as compared to the corresponding periods in 2012 was primarily due to mandatory redemptions of stock due to a decrease in the amount of borrowings outstanding with the FHLB.

Interest on Federal funds sold and other overnight deposits amounted to $1.8 million for the third quarter of 2013 as compared to $194,000 for the third quarter of 2012. The average balance of Federal funds sold and other overnight deposits amounted to $3.22 billion for the third quarter of 2013 as compared to $348.2 million for the third quarter of 2012. The yield earned on Federal funds sold and other overnight deposits was 0.23% for the 2013 third quarter and 0.22% for the 2012 third quarter.

Interest on Federal funds sold and other overnight deposits amounted to $4.7 million for the nine months ended September 30, 2013 as compared to $1.2 million for the first nine months of 2012. The average balance of Federal funds sold and other overnight deposits amounted to $2.62 billion for the first nine months of 2013 as compared to $662.3 million for the same period in 2012. The yield earned on Federal funds and other overnight deposits was 0.24% for both the nine months ended September 30, 2013 and 2012.

The increase in the average balance of Federal funds and other overnight deposits for the three and nine month periods ended September 30, 2013 was due primarily to the elevated levels of repayments on mortgage-related assets and the lack of attractive reinvestment opportunities due to low market interest rates.

Total interest expense for the quarter ended September 30, 2013 decreased $15.2 million, or 7.5%, to $186.9 million from $202.1 million for the quarter ended September 30, 2012. This decrease was primarily due to a $3.08 billion, or 8.3%, decrease in the average balance of total interest-bearing liabilities to $33.87 billion for the quarter ended September 30, 2013 from $36.95 billion for the third quarter of 2012. The annualized weighted-average cost of total interest-bearing liabilities was 2.17% for the quarter ended September 30, 2013 as compared to 2.15% for the quarter ended September 30, 2012. The decrease in the average balance of total interest-bearing liabilities was due to a $1.98 billion decrease in the average balance of total deposits and a $1.10 billion decrease in the average balance of borrowings.

For the nine months ended September 30, 2013 total interest expense decreased $60.0 million, or 9.6%, to $563.2 million from $623.2 million for the nine months ended September 30, 2012. This decrease was primarily due to a $3.77 billion, or 9.9%, decrease in the average balance of total interest-bearing liabilities to $34.43 billion for the nine months ended September 30, 2013 compared with $38.20 billion for the nine months ended September 30, 2012. The annualized weighted-average cost of total interest-bearing liabilities was 2.16% for the nine months ended September 30, 2013 as compared to 2.15% for the nine months ended September 30, 2012. The decrease in the average balance of total interest-bearing liabilities was due to a $2.00 billion decrease in the average balance of total deposits and a $1.78 billion decrease in the average balance of borrowings.

Interest expense on deposits decreased $12.9 million, or 22.7%, to $44.0 million for the third quarter of 2013 from $56.9 million for the third quarter of 2012. The decrease is due to the decline in the average cost of interest-bearing deposits of 16 basis points to 0.80% for the third quarter of 2013 from 0.96% for the third quarter of 2012. This decrease was also due to a $1.97 billion decrease in the average balance of interest-bearing deposits to $21.70 billion for the third quarter of 2013 from $23.67 billion for the third quarter of 2012.

For the nine months ended September 30, 2013, interest expense on deposits decreased $46.6 million, or 25.0%, to $139.8 million from $186.4 million for the nine months ended September 30, 2012. This decrease is due primarily to a decrease in the average cost of interest-bearing deposits of 19 basis points to 0.84% for the first nine months of 2013 from 1.03% for the first nine months of 2012. This decrease was also due to a $2.00 billion decrease in the average balance of interest-bearing deposits to $22.25 billion during the first nine months of 2013 from $24.25 billion for the first nine months of 2012.

The decrease in the average cost of deposits for the three and nine month periods ended September 30, 2013 reflected lower market interest rates and our decision to maintain lower deposit rates to continue our balance sheet reduction. At September 30, 2013, time deposits scheduled to mature within one year totaled $8.01 billion with an average cost of 0.80%. These time deposits are scheduled to mature as follows: $2.80 billion with an average cost of 0.67% in the fourth quarter of 2013, $2.18 billion with an average cost of 0.82% in the first quarter of 2014, $1.68 billion with an average cost of 0.91% in the second quarter of 2014 and $1.35 billion with an average cost of 0.93% in the third quarter of 2014. Based on our deposit retention experience and current pricing strategy, we anticipate that a significant portion of these time deposits will remain with us as renewed time deposits or as transfers to other deposit products at the prevailing rate.

Interest expense on borrowed funds decreased $2.3 million to $142.9 million for the third quarter of 2013 from $145.2 million for the third quarter of 2012. This decrease was due to a $1.10 billion decrease in the average balance of borrowed funds to $12.18 billion for the third quarter of 2013 from $13.28 billion for the third quarter of 2012. This decrease was partially offset by a 31 basis point increase in the annualized weighted-average cost of borrowed funds to 4.59% for the third quarter of 2013 from 4.28% for the third quarter of 2012 as lower cost borrowings matured during the fourth quarter of 2012.

For the nine months ended September 30, 2013 interest expense on borrowed funds decreased $13.3 million to $423.5 million as compared to $436.8 million for the nine months ended September 30, 2012. This decrease was due to a $1.77 billion decrease in the average balance of borrowed funds to $12.18 billion for the first nine months of 2013 as compared to $13.95 billion for the first nine months of 2012. This decrease was partially offset by a 59 basis point increase in the annualized weighted-average cost of borrowed funds to 4.70% for the first nine months of 2013 as compared to 4.11% for the first nine months of 2012.

The decrease in the average balance of borrowings for the three and nine month periods ended September 30, 2013 as compared to the corresponding periods in 2012 was due primarily to the maturity of short-term borrowings which were not replaced with new borrowings. In addition, these short-term borrowings had considerably lower interest rates than the remaining borrowings and, consequently, as these borrowings matured the overall weighted-average cost of the remaining borrowings increased.

Borrowings amounted to $12.18 billion at September 30, 2013 with an average cost of 4.59%. There are no scheduled maturities for 2013.

The provision for loan losses amounted to $4.0 million for the quarter ended September 30, 2013 as compared to $20.0 million for the quarter ended September 30, 2012. For the linked second quarter of 2013, the provision for loan losses amounted to $12.5 million. For the nine months ended September 30, 2013, the provision for loan losses was $36.5 million as compared to $70.0 million for the same period in 2012. These decreases in our provision for loan losses were due primarily to the stabilization of home prices, a decrease in the size of the loan portfolio and a decrease in the amount of total delinquent loans.

Non-performing loans, defined as non-accruing loans and accruing loans delinquent 90 days or more, amounted to $1.07 billion at September 30, 2013 compared with $1.16 billion at December 31, 2012 and $1.14 billion at September 30, 2012. The ratio of non-performing loans to total loans was 4.36% at September 30, 2013 compared with 4.29% at December 31, 2012 and 4.12% at September 30, 2012. The increase in the ratio of non-performing loans to total loans was due primarily to a $2.54 billion decrease in total loans at September 30, 2013 as compared to December 31, 2012. Notwithstanding the decrease in non-performing loans, the foreclosure process and the time to complete a foreclosure, while improving, continue to be prolonged, especially in New York and New Jersey where 77% of our non-performing loans are located. This protracted foreclosure process delays our ability to resolve non-performing loans through the sale of the underlying collateral and our ability to maximize any recoveries.

Loans delinquent 30 to 59 days amounted to $318.8 million at September 30, 2013 as compared to $393.8 million at December 31, 2012 and $413.2 million at September 30, 2012. Loans delinquent 60 to 89 days amounted to $154.6 million at September 30, 2013 as compared to $239.3 million at December 31, 2012 and $212.1 million at September 30, 2012. The allowance for loan losses amounted to $291.0 million at September 30, 2013 as compared to $302.3 million at December 31, 2012. The allowance for loan losses as a percent of total loans and as a percent of non-performing loans was 1.19% and 27.17%, respectively at September 30, 2013, as compared to 1.12% and 26.01%, respectively at December 31, 2012.

Net charge-offs amounted to $10.3 million for the third quarter of 2013 as compared to $16.3 million for the third quarter of 2012 and $16.3 million for the linked second quarter of 2013. The ratio of net charge-offs to average loans was 0.17% for the third quarter of 2013 as compared to 0.24% for the third quarter of 2012 and 0.26% for the linked second quarter of 2013. The decline in net charge-offs primarily reflects improving house prices in our primary market areas.

Total non-interest income was $13.5 million for the third quarter of 2013 as compared to $3.0 million for the third quarter of 2012. Included in non-interest income for the third quarter of 2013 was a $10.6 million gain on the sale of $150.3 million of mortgage-backed securities. The remainder of non-interest income is primarily made up of service fees and charges on deposit and loan accounts. There were no securities sales for the quarter ended September 30, 2012.

Total non-interest income was $25.6 million for the first nine months of 2013 as compared to $8.7 million for the same period in 2012. Included in non-interest income for the first nine months 2013 was a $7.2 million gain on the sale of corporate bonds with an amortized cost of $405.7 million and a $10.6 million gain on the sale of $150.3 million of mortgage-backed securities. There were no securities sales for the nine months ended September 30, 2012.

Total non-interest expense decreased $15.4 million to $78.5 million for the third quarter of 2013 as compared to $93.9 million for the same period in 2012. This decrease was due to an $11.4 million decrease in Federal deposit insurance expense and a $5.7 million decrease in other non-interest expense partially offset by a $919,000 increase in compensation and benefits.

Compensation and employee benefit costs increased $919,000, or 2.7%, to $34.8 million for the third quarter of 2013 as compared to $33.9 million for the same period in 2012. The increase in compensation and employee benefit costs is primarily due to increases of $492,000 in compensation costs and $460,000 in stock benefit plan expense. These increases were partially offset by a $130,000 decrease in pension costs. At September 30, 2013, we had 1,525 full-time equivalent employees as compared to 1,586 at September 30, 2012.

For the quarter ended September 30, 2013, Federal deposit insurance expense decreased $11.4 million, or 37.7%, to $18.9 million from $30.3 million for the quarter ended September 30, 2012. The decrease in Federal deposit insurance expense for the quarter ended September 30, 2013 is primarily due to the reduction in the size of our balance sheet and a decrease in our assessment rate.

Other expenses decreased $5.7 million for the quarter ended September 30, 2013 to $15.5 million as compared to $21.2 million for the third quarter of 2012. This decrease was due primarily to Merger-related professional fees of $6.1 million that were paid during the third quarter of 2012.

Included in other non-interest expense were write-downs on foreclosed real estate and net gains and losses on the sale of foreclosed real estate which amounted to a net gain of $346,000 for the third quarter of 2013 as compared to a net gain of $13,000 for the third quarter of 2012. We sold 61 properties during the third quarter of 2013 and had 180 properties in foreclosed real estate with a carrying value of $65.7 million, 23 of which were under contract to sell as of September 30, 2013. For the third quarter of 2012, we sold 46 properties and had 134 properties in foreclosed real estate, of which 39 were under contract to sell as of September 30, 2012.

Total non-interest expense amounted to $236.4 million for the nine months ended September 30, 2013 as compared to $269.0 million for the nine months ended September 30, 2012. This decrease was due to a $31.4 million decrease in Federal deposit insurance expense and a $6.0 million decrease in other non-interest expense partially offset by a $2.6 million increase in compensation and benefits.

Compensation and employee benefit costs increased $2.6 million, or 2.7%, to $99.0 million for the nine months ended September 30, 2013 as compared to $96.4 million for the same period in 2012. The increase in compensation costs is primarily due to increases of $1.1 million in compensation costs and $1.7 million in stock benefit plan expense. The increases were partially offset by decreases of $282,000 in health plan expenses and $307,000 in pension costs.

For the nine months ended September 30, 2013 Federal deposit insurance expense decreased $31.4 million, or 33.5%, to $62.5 million from $93.9 million for the nine months ended September 30, 2012. This decrease was due primarily to a reduction in the size of our balance sheet and a decrease in our assessment rate.

Other expenses decreased $6.0 million for the nine months ended September 30, 2013 to $46.9 million as compared to $52.9 million for the same period in 2012. This decrease was due primarily to Merger-related professional fees of $6.1 million that were paid during the third quarter of 2012.

Included in other non-interest expense were write-downs on foreclosed real estate and net gains and losses on the sale of foreclosed real estate which amounted to a net gain of $753,000 for the nine months ended September 30, 2013 as compared to a net loss of $1.3 million for the comparable period in 2012. We sold 152 properties during the first nine months of 2013 as compared to 150 properties for the same period in 2012. Expenses associated with foreclosed real estate were $10.3 million and $6.6 million for the nine months ended September 30, 2013 and 2012, respectively.

Our efficiency ratio was 51.34% for the 2013 third quarter as compared to 45.50% for the 2012 third quarter. For the nine months ended September 30, 2013, our efficiency ratio was 47.06% compared with 40.13% for the corresponding 2012 period. The calculation of the efficiency ratio is included in a table contained in this press release. Our return on average assets was 0.43% for the 2013 third quarter as compared to 0.53% for the 2012 third quarter. Our annualized ratio of non-interest expense to average total assets for the third quarter of 2013 was 0.80% as compared to 0.88% for the third quarter of 2012. Our annualized ratio of non-interest expense to average total assets for the nine months ended September 30, 2013 was 0.79% compared with 0.82% for the corresponding period of 2012.

Income tax expense amounted to $27.7 million for the third quarter of 2013 compared with an income tax expense of $36.5 million for the same quarter in 2012. Our effective tax rate for the third quarter of 2013 was 39.28% compared with 39.49% for the third quarter of 2012. Income tax expense amounted to $90.0 million for the nine months ended September 30, 2013 compared with income tax expense of $130.1 million for the nine months ended September 30, 2012.

Hudson City Bancorp, Inc. maintains its corporate offices in Paramus, New Jersey. Hudson City Savings Bank, a well-established community financial institution serving its customers since 1868, is the largest thrift institution headquartered in New Jersey. Hudson City Savings Bank currently operates a total of 135 banking offices in the New York metropolitan and surrounding areas.

Forward-Looking Statements

This release may contain certain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on certain assumptions and describe future plans, strategies and expectations of Hudson City Bancorp, Inc. Such forward-looking statements may be identified by the use of such words as “may,” “believe,” “expect,” “anticipate,” “should,” “plan,” “estimate,” “predict,” “continue,” and “potential” or the negative of these terms or other comparable terminology. Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of Hudson City Bancorp, Inc., and Hudson City Bancorp, Inc.’s strategies, plans, objectives, expectations, and intentions, including the Merger, and other statements contained in this release that are not historical facts. Hudson City Bancorp, Inc.’s ability to predict results or the actual effect of future plans or strategies, including the Merger, is inherently uncertain and actual results and performance could differ materially from those contemplated or implied by these forward-looking statements. They can be affected by inaccurate assumptions Hudson City Bancorp, Inc. might make or by known or unknown risks and uncertainties. Factors that could cause assumptions to be incorrect include, but are not limited to, changes in interest rates, general economic conditions, legislative, regulatory and public policy changes, further delays in closing the Merger and the ability of Hudson City Bancorp, Inc. or M&T to obtain regulatory approvals and meet other closing conditions to the Merger. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. For a summary of important factors that could affect Hudson City Bancorp, Inc.’s forward-looking statements, please refer to Hudson City Bancorp, Inc.’s filings with the Securities and Exchange Commission available at www.sec.gov. Hudson City Bancorp, Inc. does not intend to update any of the forward-looking statements after the date of this release or to conform these statements to actual events.

TABLES FOLLOW

Hudson City Bancorp, Inc. and Subsidiary

Consolidated Statements of Financial Condition

	September 30, 2013	December 31, 2012
(In thousands, except share and per share amounts)	(unaudited)

Assets:
Cash and due from banks	$121,336	$171,042
Federal funds sold and other overnight deposits	3,600,607	656,926

Total cash and cash equivalents	3,721,943	827,968
Securities available for sale:
Mortgage-backed securities	7,604,481	8,040,742
Investment securities	298,645	428,057
Securities held to maturity:
Mortgage-backed securities	2,082,149	2,976,757
Investment securities	39,011	39,011

Total securities	10,024,286	11,484,567
Loans	24,550,597	27,090,879
Net deferred loan costs	103,371	97,534
Allowance for loan losses	(291,007)	(302,348)

Net loans	24,362,961	26,886,065
Federal Home Loan Bank of New York stock	347,102	356,467
Foreclosed real estate, net	65,706	47,322
Accrued interest receivable	63,828	87,075
Banking premises and equipment, net	67,354	74,912
Goodwill	152,109	152,109
Other assets	381,271	679,856

Total Assets	$39,186,560	$40,596,341

Liabilities and Shareholders’ Equity:
Deposits:
Interest-bearing	$21,427,531	$22,833,992
Noninterest-bearing	652,200	649,925

Total deposits	22,079,731	23,483,917
Repurchase agreements	6,950,000	6,950,000
Federal Home Loan Bank of New York advances	5,225,000	5,225,000

Total borrowed funds	12,175,000	12,175,000
Accrued expenses and other liabilities	242,724	237,616

Total liabilities	34,497,455	35,896,533

Common stock, $0.01 par value, 3,200,000,000 shares authorized; 741,466,555 shares issued; 528,419,170 and 528,211,462 shares outstanding at September 30, 2013 and December 31, 2012	7,415	7,415
Additional paid-in capital	4,739,587	4,730,105
Retained earnings	1,857,831	1,798,430
Treasury stock, at cost; 213,047,385 and 213,255,093 shares at September 30, 2013 and December 31, 2012	(1,712,107)	(1,713,895)
Unallocated common stock held by the employee stock ownership plan	(187,712)	(192,217)
Accumulated other comprehensive (loss) income, net of tax	(15,909)	69,970

Total shareholders’ equity	4,689,105	4,699,808

Total Liabilities and Shareholders’ Equity	$39,186,560	$40,596,341

Hudson City Bancorp, Inc. and Subsidiary

Consolidated Statements of Income

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
	(In thousands, except share data)
Interest and Dividend Income:
First mortgage loans	$266,324	$320,994	$844,571	$999,745
Consumer and other loans	2,377	3,207	7,693	9,810
Mortgage-backed securities held to maturity	17,382	29,498	61,992	100,958
Mortgage-backed securities available for sale	33,534	43,736	102,496	145,607
Investment securities held to maturity	585	585	1,756	2,903
Investment securities available for sale	795	2,362	5,498	5,780
Dividends on Federal Home Loan Bank of New York stock	3,466	4,853	11,190	18,878
Federal funds sold and other overnight deposits	1,835	194	4,676	1,200

Total interest and dividend income	326,298	405,429	1,039,872	1,284,881

Interest Expense:
Deposits	44,021	56,927	139,764	186,445
Borrowed funds	142,864	145,214	423,459	436,777

Total interest expense	186,885	202,141	563,223	623,222

Net interest income	139,413	203,288	476,649	661,659
Provision for Loan Losses	4,000	20,000	36,500	70,000

Net interest income after provision for loan losses	135,413	183,288	440,149	591,659

Non-Interest Income:
Service charges and other income	2,815	3,017	7,753	8,728
Gain on securities transactions, net	10,641	—	17,824	—

Total non-interest income	13,456	3,017	25,577	8,728

Non-Interest Expense:
Compensation and employee benefits	34,802	33,883	99,016	96,426
Net occupancy expense	9,383	8,586	27,916	25,786
Federal deposit insurance assessment	18,850	30,250	62,525	93,945
Other expense	15,453	21,158	46,907	52,889

Total non-interest expense	78,488	93,877	236,364	269,046

Income before income tax expense	70,381	92,428	229,362	331,341
Income Tax Expense	27,647	36,496	89,975	130,146

Net income	$42,734	$55,932	$139,387	$201,195

Basic Earnings Per Share	$0.09	$0.11	$0.28	$0.41

Diluted Earnings Per Share	$0.09	$0.11	$0.28	$0.41

Weighted Average Number of Common Shares Outstanding:
Basic	497,954,146	496,772,798	497,669,445	496,435,666
Diluted	498,313,185	496,779,005	497,864,749	496,446,418

Hudson City Bancorp, Inc. and Subsidiary

Consolidated Average Balance Sheets

(Unaudited)

	For the Three Months Ended September 30,
	2013			2012
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
	(Dollars in thousands)
Assets:
Interest-earnings assets:
First mortgage loans, net (1)	$24,383,366	$266,324	4.37%	$27,522,218	$320,994	4.67%
Consumer and other loans	221,737	2,377	4.29	264,556	3,207	4.85
Federal funds sold and other overnight deposits	3,223,431	1,835	0.23	348,170	194	0.22
Mortgage-backed securities at amortized cost	9,971,361	50,916	2.04	12,029,553	73,234	2.44
Federal Home Loan Bank stock	347,102	3,466	3.99	406,285	4,853	4.78
Investment securities, at amortized cost	344,135	1,380	1.60	453,097	2,947	2.60

Total interest-earning assets	38,491,132	326,298	3.39	41,023,879	405,429	3.95

Noninterest-earnings assets (4)	976,062			1,503,166

Total Assets	$39,467,194			$42,527,045

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Savings accounts	990,581	376	0.15	$924,942	591	0.25
Interest-bearing transaction accounts	2,224,661	1,613	0.29	2,289,486	2,812	0.49
Money market accounts	5,712,302	2,803	0.19	7,274,462	7,294	0.40
Time deposits	12,768,104	39,229	1.22	13,184,609	46,230	1.39

Total interest-bearing deposits	21,695,648	44,021	0.80	23,673,499	56,927	0.96

Repurchase agreements	6,950,000	79,059	4.45	6,950,000	79,151	4.46
Federal Home Loan Bank of New York advances	5,225,000	63,805	4.78	6,327,717	66,063	4.09

Total borrowed funds	12,175,000	142,864	4.59	13,277,717	145,214	4.28

Total interest-bearing liabilities	33,870,648	186,885	2.17	36,951,216	202,141	2.15

Noninterest-bearing liabilities:
Noninterest-bearing deposits	647,121			614,343
Other noninterest-bearing liabilities	245,583			244,554

Total noninterest-bearing liabilities	892,704			858,897

Total liabilities	34,763,352			37,810,113
Shareholders’ equity	4,703,842			4,716,932

Total Liabilities and Shareholders’ Equity	$39,467,194			$42,527,045

Net interest income/net interest rate spread (2)		$139,413	1.22		$203,288	1.80

Net interest-earning assets/net interest margin (3)	$4,620,484		1.48%	$4,072,663		2.02%

Ratio of interest-earning assets to interest-bearing liabilities			1.14 x			1.11 x

(1)	Amount includes deferred loan costs and non-performing loans and is net of the allowance for loan losses.
(2)	Determined by subtracting the annualized weighted average cost of total interest-bearing liabilities from the annualized weighted average yield on total interest-earning assets.
(3)	Determined by dividing annualized net interest income by total average interest-earning assets.
(4)	Includes the average balance of principal receivable related to FHLMC mortgage-backed securities of $108.0 million and $ 133.9 million for the quarters ended September 30, 2013 and 2012, respectively.

Hudson City Bancorp, Inc. and Subsidiary

Consolidated Average Balance Sheets

(Unaudited)

	For the Nine Months Ended September 30,
	2013				2012
	Average Balance	Interest	Average Yield/ Cost		Average Balance	Interest	Average Yield/ Cost
	(Dollars in thousands)
Assets:
Interest-earnings assets:
First mortgage loans, net (1)	$25,251,005	$844,571	4.46%		$28,004,580	$999,745	4.76%
Consumer and other loans	232,984	7,693	4.40		275,725	9,810	4.74
Federal funds sold and other overnight deposits	2,618,817	4,676	0.24		662,282	1,200	0.24
Mortgage-backed securities at amortized cost	9,988,792	164,488	2.20		12,346,343	246,565	2.66
Federal Home Loan Bank stock	350,429	11,190	4.26		445,063	18,878	5.66
Investment securities, at amortized cost	439,080	7,254	2.20		423,305	8,683	2.74

Total interest-earning assets	38,881,107	1,039,872	3.57		42,157,298	1,284,881	4.06

Noninterest-earnings assets (4)	1,120,881				1,504,426

Total Assets	$40,001,988				$43,661,724

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Savings accounts	978,388	1,482	0.20		$904,911	2,164	0.32
Interest-bearing transaction accounts	2,243,344	5,601	0.33		2,154,919	9,401	0.58
Money market accounts	6,143,355	12,356	0.27		7,853,938	29,129	0.50
Time deposits	12,888,825	120,325	1.25		13,336,544	145,751	1.46

Total interest-bearing deposits	22,253,912	139,764	0.84		24,250,312	186,445	1.03

Repurchase agreements	6,950,000	234,396	4.45		6,950,000	235,349	4.45
Federal Home Loan Bank of New York advances	5,225,000	189,063	4.77		7,002,024	201,428	3.78

Total borrowed funds	12,175,000	423,459	4.59		13,952,024	436,777	4.11

Total interest-bearing liabilities	34,428,912	563,223	2.16		38,202,336	623,222	2.15

Noninterest-bearing liabilities:
Noninterest-bearing deposits	578,883				547,318
Other noninterest-bearing liabilities	262,631				246,064

Total noninterest-bearing liabilities	841,514				793,382

Total liabilities	35,270,426				38,995,718
Shareholders’ equity	4,731,562				4,666,006

Total Liabilities and Shareholders’ Equity	$40,001,988				$43,661,724

Net interest income/net interest rate spread (2)		$476,649	1.41			$661,659	1.91

Net interest-earning assets/net interest margin (3)	$4,452,195		1.65%		$3,954,962		2.11%

Ratio of interest-earning assets to interest-bearing liabilities			1.13	x			1.10	x

(1)	Amount includes deferred loan costs and non-performing loans and is net of the allowance for loan losses.
(2)	Determined by subtracting the annualized weighted average cost of total interest-bearing liabilities from the annualized weighted average yield on total interest-earning assets.
(3)	Determined by dividing annualized net interest income by total average interest-earning assets.
(4)	Includes the average balance of principal receivable related to FHLMC mortgage-backed securities of $ 99.6 million and $ 121.9 million for the nine months ended September 30, 2013 and 2012, respectively.

Hudson City Bancorp, Inc. and Subsidiary

Calculation of Efficiency Ratio and Book Value Ratios

	At or for the Quarter Ended
	Sept 30, 2013	June 30, 2013	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012
	(In thousands, except share data)
Efficiency Ratio:

Net interest income	$139,413	$159,853	$177,383	$192,264	$203,288
Total non-interest income	13,456	9,588	2,533	2,733	3,017

Total operating income	$152,869	$169,441	$179,916	$194,997	$206,305

Total non-interest expense	$78,488	$76,621	$81,255	$87,556	$93,877
Less:
Merger-related costs	—	—	(69)	(54)	(6,073)

Total non-interest operating expense	$78,488	$76,621	$81,186	$87,502	$87,804

Efficiency ratio (1)	51.34%	45.22%	45.12%	44.87%	42.56%

Book Value Calculations:

Shareholders’ equity	$4,689,105	$4,660,900	$4,711,443	$4,699,808	$4,712,085
Goodwill and other intangible assets	(153,469)	(153,721)	(153,970)	(154,218)	(154,470)

Tangible shareholders’ equity	$4,535,636	$4,507,179	$4,557,473	$4,545,590	$4,557,615

Book Value Share Computation:
Issued	741,466,555	741,466,555	741,466,555	741,466,555	741,466,555
Treasury shares	(213,047,385)	(213,047,385)	(213,032,583)	(213,255,093)	(213,272,666)

Shares outstanding	528,419,170	528,419,170	528,433,972	528,211,462	528,193,889
Unallocated ESOP shares	(30,068,270)	(30,308,816)	(30,549,363)	(30,789,909)	(31,030,455)
Shares in trust	(396,754)	(396,906)	(394,926)	(391,266)	(361,251)

Book value shares	497,954,146	497,713,448	497,489,683	497,030,287	496,802,183

Book value per share	$9.42	$9.36	$9.47	$9.46	$9.48
Tangible book value per share	9.11	9.06	9.16	9.15	9.17

(1)	Calculated by dividing total non-interest operating expense by total operating income. These measures are non-GAAP financial measures. We believe these measures, by excluding merger-related costs, provide a better measure of our non-interest income and expenses.

Hudson City Bancorp, Inc.

Other Financial Data

Securities Portfolio at September 30, 2013:

	Amortized Cost	Estimated Fair Value	Unrealized Gain/(Loss)
	(Dollars in thousands)
Held to Maturity:

Mortgage-backed securities:
FHLMC	$1,260,816	$1,333,799	$72,983
FNMA	527,341	560,306	32,965
FHLMC and FNMA CMO’s	228,470	242,087	13,617
GNMA	65,522	68,068	2,546

Total mortgage-backed securities	2,082,149	2,204,260	122,111

Investment securities:
United States GSE debt	39,011	43,042	4,031

Total investment securities	39,011	43,042	4,031

Total held to maturity	$2,121,160	$2,247,302	$126,142

Available for sale:

Mortgage-backed securities:
FHLMC	$2,559,789	$2,593,144	$33,355
FNMA	4,110,042	4,120,466	10,424
FHLMC and FNMA CMO’s	40,896	42,108	1,212
GNMA	829,990	848,763	18,773

Total mortgage-backed securities	7,540,717	7,604,481	63,764

Investment securities:
United States GSE debt	298,090	291,464	(6,626)
Equity securities	6,857	7,181	324

Total investment securities	304,947	298,645	(6,302)

Total available for sale	$7,845,664	$7,903,126	$57,462

Hudson City Bancorp, Inc.

Other Financial Data

Loan Data at September 30, 2013:

	Non-Performing Loans			Total Loans
	Loan Balance	Number	Percent of Total Loans	Loan Balance	Number	Percent of Total Loans
	(Dollars in thousands)
First Mortgage Loans:
One- to four- family	$920,537	2,640	3.75%	$23,493,556	56,489	95.70%
FHA/VA	133,862	562	0.55%	695,652	3,534	2.83%
PMI	7,062	22	0.03%	116,154	389	0.47%
Construction	295	1	0.00%	295	1	0.00%
Commercial	3,189	4	0.01%	27,010	67	0.11%

Total mortgage loans	1,064,945	3,229	4.34%	24,332,667	60,480	99.11%

Home equity loans	5,113	57	0.02%	197,983	5,544	0.81%
Other loans	1,138	2	0.00%	19,947	1,916	0.08%

Total	$1,071,196	3,288	4.36%	$24,550,597	67,940	100.00%

Foreclosed real estate at September 30, 2013:

	Number	Carrying Value	Number Under Contract of Sale
	(Dollars in thousands)
Foreclosed real estate	180	$65,706	23

Hudson City Bancorp, Inc. and Subsidiary

Other Financial Data

(Unaudited)

	At or for the Quarter Ended
	Sept. 30, 2013	June 30, 2013	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012
	(Dollars in thousands, except per share data)
Net interest income	$139,413	$159,853	$177,383	$192,264	$203,288
Provision for loan losses	4,000	12,500	20,000	25,000	20,000
Non-interest income	13,456	9,588	2,533	2,733	3,017
Non-interest expense:
Compensation and employee benefits	34,802	32,613	31,601	33,218	33,883
FDIC insurance assessment	18,850	19,600	24,075	29,750	30,250
Other non-interest expense	24,836	24,408	25,579	24,588	29,744

Total non-interest expense	78,488	76,621	81,255	87,556	93,877

Income before income tax expense	70,381	80,320	78,661	82,441	92,428
Income tax expense	27,647	31,598	30,730	34,493	36,496

Net income	$42,734	$48,722	$47,931	$47,948	$55,932

Total assets	$39,186,560	$39,696,453	$40,286,698	$40,596,341	$41,898,593
Loans, net	24,362,961	24,977,668	25,923,210	26,886,065	27,533,618
Mortgage-backed securities	9,686,630	10,311,102	10,112,098	11,017,499	12,028,452
Other securities	337,656	336,165	466,210	467,068	467,418
Deposits	22,079,731	22,619,271	23,163,092	23,483,917	24,022,181
Borrowings	12,175,000	12,175,000	12,175,000	12,175,000	12,925,000
Shareholders’ equity	4,689,105	4,660,900	4,711,443	4,699,808	4,712,085

Performance Data:
Return on average assets (1)	0.43%	0.49%	0.47%	0.47%	0.53%
Return on average equity (1)	3.63%	4.10%	4.05%	4.04%	4.74%
Net interest rate spread (1)	1.22%	1.38%	1.53%	1.75%	1.80%
Net interest margin (1)	1.48%	1.64%	1.78%	1.97%	2.02%
Non-interest expense to average assets (1) (4)	0.80%	0.76%	0.80%	0.85%	0.88%
Compensation and benefits to total revenue (5)	22.77%	19.25%	17.56%	17.04%	16.42%
Operating efficiency ratio (2)	51.34%	45.22%	45.12%	44.87%	42.56%
Dividend payout ratio	44.44%	40.00%	80.00%	80.00%	72.73%
Per Common Share Data:
Basic earnings per common share	$0.09	$0.10	$0.10	$0.10	$0.11
Diluted earnings per common share	$0.09	$0.10	$0.10	$0.10	$0.11
Book value per share (3)	$9.42	$9.36	$9.47	$9.46	$9.48
Tangible book value per share (3)	$9.11	$9.06	$9.16	$9.15	$9.17
Dividends per share	$0.04	$0.04	$0.08	$0.08	$0.08

Capital Ratios:
Equity to total assets (consolidated)	11.97%	11.74%	11.69%	11.58%	11.25%
Tier 1 leverage capital (Bank)	10.57%	10.41%	10.20%	10.09%	9.75%
Total risk-based capital (Bank)	24.40%	23.78%	22.77%	21.59%	21.02%

Other Data:
Full-time equivalent employees	1,525	1,522	1,580	1,622	1,608
Number of banking offices	135	135	135	135	135

Asset Quality Data:
Total non-performing loans	$1,071,196	$1,112,206	$1,136,280	$1,162,527	$1,143,125
Number of non-performing loans	3,288	3,414	3,407	3,432	3,339
Total number of loans	67,940	69,578	72,205	74,328	76,241
Total non-performing assets	$1,136,902	$1,173,778	$1,199,959	$1,209,849	$1,188,461
Non-performing loans to total loans	4.36%	4.42%	4.35%	4.29%	4.12%
Non-performing assets to total assets	2.90%	2.96%	2.98%	2.98%	2.84%
Allowance for loan losses	$291,007	$297,288	$301,093	$302,348	$291,573
Allowance for loan losses to non-performing loans	27.17%	26.73%	26.50%	26.01%	25.51%
Allowance for loan losses to total loans	1.19%	1.18%	1.15%	1.12%	1.05%
Provision for loan losses	$4,000	$12,500	$20,000	$25,000	$20,000
Net charge-offs	$10,281	$16,305	$21,255	$14,225	$16,328
Ratio of net charge-offs to average loans (1)	0.17%	0.26%	0.32%	0.21%	0.24%
Net gains (losses) on foreclosed real estate	$346	$803	$(396)	$(565)	$13

(1)	Ratios are annualized.
(2)	See page 16 for a calculation of our Operating Efficiency Ratios
(3)	See page 16 for the Book Value Calculations for book value per share and tangible book value per share.
(4)	Computed by dividing non-interest expense by average assets.
(5)	Computed by dividing compensation and benefits by the sum of net interest income and non-interest income